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                                                                    Exhibit 99.2

Allfirst Preferred Capital Trust

                             SKATES Exchange Offer

Notice of Guaranteed Delivery for tender of any and all of its outstanding Floating Rate Non-Cumulative Subsidiary Capital Enhanced Trust Securities ("SKATES") of Allfirst Preferred Capital Trust

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the exchange offer (as defined below) if: (i) certificates for SKATES originally issued on July 13, 1999 ("Old SKATES") are not immediately available; (ii) Old SKATES, the letter of transmittal and all other required documents cannot be delivered to The Bank of New York, as exchange agent, on or prior to the expiration date of the exchange offer (as specified in the Prospectus referred to below); or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the exchange agent. See "The Exchange Offer--Procedures for Tendering Old SKATES" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old SKATES in the exchange offer, a completed, signed and dated letter of transmittal relating to the Old SKATES must also be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

     Capitalized terms used in this Notice without definition that are defined in the Prospectus have the meanings given them in the Prospectus.

     The Exchange Agent for the Exchange Offer is:

                             THE BANK OF NEW YORK

BY HAND OR OVERNIGHT DELIVERY:

The Bank of New York
101 Barclay Street
New York, New York 10286
Corporate Trust Services Window
Ground Level
Attn: Reorganization Section
      Arwen Gibbons

FACSIMILE TRANSMISSIONS (Eligible Institutions Only):

      (212) 571-3080

      To confirm by telephone or for information call:
      (212) 815-6333
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BY REGISTERED OR CERTIFIED MAIL:

The Bank of New York
101 Barclay Street, 7E
New York, New York 10286
Attn: Reorganization Section
      Arwen Gibbons

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

     This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Allfirst Preferred Capital Trust ("Allfirst Capital Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated __________, 1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related letter of transmittal (which together constitute the "exchange offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old SKATES set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old SKATES."

Aggregate Liquidation Amount Tendered: $_______________________________________

Name(s) of Registered Holder(s): ______________________________________________

_______________________________________________________________________________

Certificate No.(s)(if available): _____________________________________________

Total Liquidation Amount represented
  by Old SKATES Certificate(s): $____________________

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If Old SKATES will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ____________________
Date: _____________, 199

All authority herein conferred or agreed to be conferred in this letter of transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE:

______________________________                __________, 1999

______________________________                __________, 1999
(Signature(s) of Owner(s) or
Authorized Signatory)

Area Code and telephone number: ______________________________________

     Must be signed by the holder(s) of the Old SKATES exactly as their name(s) appear(s) on certificate(s) for the Old SKATES or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the signer's full title.

Please print name(s) and address(es)

Names:    ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

Capacity: ______________________________________________________________________

Address:  ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________


THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

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GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the exchange agent, at one of its addresses set forth above, either the Old SKATES tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old SKATES to the exchange agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed letter(s) of transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this notice of guaranteed delivery.

     The undersigned acknowledges that it must deliver the letter(s) of transmittal and the Old SKATES tendered hereby to the exchange agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:  __________________________________________

Authorized Signature: ___________________________________

Print name and title: ___________________________________

Address:  _______________________________________________________________
     (Zip code)
Area code and telephone number: _________________________________________

Date:  _____________, 1997


NOTE: Do not send certificates for old skates with this notice of guaranteed delivery. certificates for old skates should only be sent with your letter of transmittal.

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